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                          Sutherland, Asbill & Brennan LLP
                            1275 Pennsylvania Avenue, NW
                             Washington, DC  20004-2415

Tel:  (202) 383-0100
Fax:  (202) 637-3593



                                   February 18, 2000



Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa  50266

     Re:   Farm Bureau Life Annuity Account
           File No. 33-67538; 811-07974





Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of the Registration Statement on Form N-4 filed by Farm Bureau Life Annuity Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By /s/ Stephen E. Roth
                                -------------------------------------
                                Stephen E. Roth, Esq.